Exhibit 99.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of the 25th day of April, 2016, by and among the UNDERSIGNED SHAREHOLDERS (each, a “Shareholder” and collectively the “Shareholders”) of RICE BRAN TECHNOLOGIES, INC., a California corporation (the “Company”) and LF-RB MANAGEMENT, LLC (the “Proxy”).

RECITALS

The Shareholders and the Proxy are the owners of record of such number of shares of common stock (the “Common Stock”), of the Company set forth adjacent to their respective signatures below.

Each Shareholder desires to establish certain rights and obligations regarding its ownership of the Company's securities and is willing to enter into this Agreement to govern (i) all shares of the Company’s common stock (“Common Stock”) that such Shareholder now beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or controls and (ii) any and all shares of voting capital stock of the Company that such Shareholder or its successors may hereafter beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act), control or have the right to vote (all shares of Common Stock presently owned and all shares of voting capital stock owned or acquired hereafter by each Shareholder are hereinafter sometimes referred to in the aggregate as the “Shares”).

Each Shareholder deems it to be in its best interests to irrevocably appoint the Proxy as its proxy, with full right and power to vote all Shares that it now or may hereafter beneficially own.

AGREEMENT

ACCORDINGLY, in consideration of the recitals set forth above and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

1.           Representations of Shareholder. Each Shareholder hereby represents and warrants to the Proxy that such Shareholder: (a) owns and has the right to vote the number of Shares set forth adjacent to its signature below, (b) has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement and (c) will not take any action inconsistent with the purposes and provisions of this Agreement.

2.           Changes in Common Stock. In the event that after the date of this Agreement any shares of Common Stock or other securities of the Company or another corporation or other legal entity are issued with respect to, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of Common Stock or other securities shall be deemed to be Shares for purposes of this Agreement.

3.           Voting of Shares. Each Shareholder agrees and covenants that at any meeting of shareholders of the Company or any other action by the shareholders of the Company, whether at a meeting, written consent or otherwise, all of its Shares shall be voted by the Proxy in the manner and to the effect determined by said Proxy in its sole and absolute discretion. Accordingly, during the term of this Agreement, no Shareholder shall vote or attempt to vote any Shares or otherwise exercise or attempt to exercise any voting or other approval rights of any Shares, and any such prohibited exercise by any Shareholder of voting or approval rights shall be void and of no force or effect.

4.           Proxy.

(a)           Each Shareholder hereby irrevocably constitutes and appoints Proxy as proxy for such Shareholder, with full power of substitution, for and in the name and on behalf of such Shareholder, to vote any and all of its Shares with regard to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor, if any) for vote or approval, whether at a meeting or pursuant to written consent or otherwise. Proxy shall vote said Shares in such manner and to such effect as it may determine in its sole and absolute discretion. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement shall remain in effect, and shall terminate immediately and automatically as provided in Section 6. The proxy granted hereby is irrevocable and is coupled with an interest.

(b)           Proxy hereby accepts its appointment as proxy of the Shareholders, pursuant to paragraph (a) of this Section 4.

5.           Limitation of Proxy's Liability; Indemnification.

(a)           Proxy shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof, except for its own individual intentional misconduct in bad faith.

(b)           The Shareholders hereby agree to fully indemnify Proxy to the maximum extent legally permitted against all costs, charges, expenses and other liabilities properly incurred by it in the exercise of any voting or other power conferred upon it hereunder, including attorneys’ fees and expenses, and the Shareholders covenant with Proxy that each of the Shareholders, in proportion to the amount of their respective proportionate ownership of the Company's Shares, will hold harmless and keep indemnified Proxy of and from all losses or damages it may sustain or be put to by reason of anything it does in the exercise of the proxy granted hereby. The Shares subject to this Agreement shall serve as security for the foregoing agreement to indemnify Proxy and hold it harmless. No person or entity shall be deemed a third party beneficiary of this Agreement.

6.           Termination. This Agreement shall terminate only upon the earlier to occur of (a) September 30, 2016, or (b) the occurrence of any one of the following events:

(i)           liquidation or dissolution of the Company or its successor, if any;

(ii)          the Proxy's death or incapacity to act hereunder;

(iii)         the termination of this Agreement by written consent of all parties to this Agreement;

(iv)         by operation of law, if and to the extent applicable; or

(v)          as to any Shareholder, upon thirty (30) days prior written notice by such Shareholder to Proxy of its desire to terminate this Agreement.

7.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

8.           Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees, as applicable.

9.           Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.

10.         Amendment or Modification. This Agreement may be altered, modified or amended only by the unanimous written consent of the parties hereto.

11.         Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PROXYHOLDER	PROXY	SHARES
	(signature)

LF-RB Management, LLC	/s/ Gary Herman	409,699
	Gary Herman, Managing Member

SHAREHOLDER	SHAREHOLDER	SHARES
	(signature)	(now owned)

Larry Hofpspirger	/s/ Larry Hopfspirger	115,148

Richard Jacinto	/s/ Richard Jacinto	144,551

Richard Bellofatto	/s/ Richard Bellofatto	150,000

PROXY

Each of the undersigned hereby irrevocably constitutes and appoints LF-RB MANAGEMENT, LLC (the “Proxy”) as proxy for the undersigned, with full power of substitution, for and in the name and on behalf of the undersigned, to vote, or to execute and deliver written consents or otherwise act with respect to, in its sole and absolute discretion, any and all shares of Common Stock of RICE BRAN TECHNOLOGIES, INC., a Michigan corporation (the “Company”), now owned or hereafter acquired by the undersigned (and any shares or other securities of another corporation or other legal entity that may hereafter be issued with respect to, or in exchange for, any such shares or other securities), as fully, to the same extent and with the same effect as the undersigned, its attorney and proxy or its substitute might or could lawfully do with respect to any question, action, resolution, election or other matter presented to the shareholders of the Company (or its successor, if any) for approval, whether at any annual or special meeting of the Company's shareholders, by written consent or otherwise.

This Proxy is given pursuant to a Voting Agreement dated April 25, 2016, among the undersigned and the Proxy. This Proxy shall remain in full force and effect from the date hereof until such Voting Agreement has been terminated in accordance with the terms thereof.

IN WITNESS WHEREOF, the undersigned has executed this Proxy as of the 25th day of April, 2016.

Shareholder	Shareholder	Shares
	(signature)	(now owned)

Larry Hopfspirger	/s/ Larry Hopfspirger	115,148

Richard Jacinto	/s/ Richard Jacinto	144,551

Richard Bellofatto	/s/ Richard Bellofatto	150,000

ACCEPTED:

Proxyholder	Proxy	Shares
	(signature)

LF-RB Management, LLC	/s/ Gary Herman	409,699
	Gary Herman, Managing Member